UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 5, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

 (ISSUER TELEPHONE NUMBER)

ALPINE 4 TECHNOLOGIES LTD.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01Entry into a Material Definitive Agreement.

Item 2.01Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

On May 5, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary A4 Defense Services, Inc., a Delaware corporation (“A4 Defense”), closed a previously announced stock purchase transaction pursuant to a Stock Purchase Agreement (the “SPA”) with Thermal Dynamics International, Inc., a Florida corporation (“TDI”), Page Management Co., Inc., a Florida corporation (“PMC”), and Stephen L. Page (“Page”).  Pursuant to the SPA, upon closing, A4 Defense acquired 100 shares of TDI common stock from PMC (the “TDI Shares”), which constitutes all of the authorized and outstanding capital stock of TDI.

Pursuant to the SPA, the Purchase Price for the TDI Shares was comprised of cash consideration of $6,354,000, which was paid to PMC, as well as 281,223 shares of the Company’s Class A Common Stock (the “Class A Shares”), which were equal to $1,000,000 worth of Class A common stock, calculated using the Variable Weighted Average Price of the Class A common stock on April 26, 2021, the date on which the parties agreed to use as the valuation date.

Item 9.01Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By:	/s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: May 10, 2021